PROMISSORY NOTE

Loan in the amount of $5,500,000.00; **November 16, 2006**
Payable at 1200, 1015 - 4th St. S.W., Calgary, AB T2R 1J4;
Due on First day of September, 2007

FOR VALUE RECEIVED, the Undersigned does PROMISE TO PAY to PARAGON CAPITAL CORPORATION LTD. of the City of Calgary, in the Province of Alberta, the sum of FIVE MILLION FIVE HUNDRED THOUSAND ($5,500,000.00) DOLLARS together with interest thereon at the rate of ONE AND ONE QUARTER (1.25%) PERCENT per month, calculated and compounded monthly, not in advance, both before and after maturity, such interest to commence as of the date of advance of same, and shall fall due and be paid on the First day of each and every month commencing with the interest adjustment date which shall be First day of December, 2006, (unless postponed or advanced by mutual consent of PARAGON CAPITAL CORPORATION LTD. and the Undersigned) and thereafter the interest on the sum advanced shall become due and be paid by monthly installments of SIXTY-EIGHT THOUSAND SEVEN HUNDRED AND FIFTY ($68,750.00) DOLLARS to and until First day of September, 2007 when all amounts outstanding become due and payable.

Further, should the Undersigned default in any payment of principal or interest, then, at the option of PARAGON CAPITAL CORPORATION LTD., any and all other loan transactions between the same parties will also be deemed to be in default.

If the Undersigned defaults in any payment of principal or interest, then in that event the whole of the principal and all interest shall, at the option of PARAGON CAPITAL CORPORATION LTD., immediately become due and payable without notice and interest shall continue at the same rate as set out herein, until the full amount is repaid.

Provided the loan has not been in default, the Undersigned shall have the privilege of prepaying without notice or bonus the whole of the Principal Sum hereby secured so long as PARAGON CAPITAL CORPORATION LTD. has received the sum equal to three (3) months= interest payments, as required to be paid (the ARequired Interest@) from the interest adjustment date or receives a sum equivalent to the difference between the interest actually paid from the interest adjustment date and the Required Interest as well as receiving all other sums outstanding.

The Undersigned and all endorsers of this Promissory Note hereby waive protest, notice of protest, presentment for payment, demand for payment and notice of non-payment of this Note and do hereby agree and consent to all extensions or renewals hereof without notice.

IN WITNESS WHEREOF the undersigned have executed this Promissory Note by their duly authorized signing officers.

FIC INVESTMENTS USA CORP.

Per: ______________________

Per: ______________________